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                                                                 EXHIBIT 10.3



                          MARKETING ALLIANCE AGREEMENT

       This Agreement is made and entered into this 1st day of April, 1997, by and between XETA Corporation, an Oklahoma corporation, whose principal office is located at 4500 S. Garnett, Suite 1000, Tulsa, Oklahoma 74146 ("XETA") and Americom Communications Services, Inc., an Oklahoma corporation, whose principal office is located at 1325 E. 35th Place, Suite 200, Tulsa, OK 74105 ("Americom").

                                    RECITALS

       WHEREAS, XETA and Americom have each separately entered into an "L.D. Communications Operator Services Plan" and an "Authorized Sales Subagent Agreement" with L.D. Communications, Inc. ("LDCI") (collectively the "LDCI Agreements") pursuant to which XETA and Americom are each authorized by LDCI to promote, market and sell to commercial entities operator services ("0+") and direct dial long distance services ("1+") offered by MCI as such services are more specifically described in the LDCI Agreements (the "MCI Services"); and

       WHEREAS, XETA and Americom desire to market the MCI Services to commercial customers, including without limitation hotels, pay phone operators and time-share owners/operators; and

       WHEREAS, XETA and Americom believe that by joining forces in the marketing of the MCI Services, they will each benefit from the other's expertise and contacts in the hotel telecommunications industry and maximize their return under the LDCI Agreements; and

       WHEREAS, XETA and Americom therefore desire to enter into an alliance by which they solicit customers for the MCI Services under a service offering which includes XETA equipment (where appropriate) and is marketed under the "XETA" name, subject to the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. SCOPE OF AGREEMENT; CONDITION PRECEDENT. This Agreement shall apply to all sales activities conducted and generated by either party from and after the date of this Agreement pursuant to its authority under the LDCI Agreements, and to all commission revenues generated therefrom (provided, however, that sales of the MCI Services to XETA or Americom for use by them in their own businesses shall be exempt from this Agreement). In addition, all commission revenues generated by Americom's existing MCI Services customers, as identified in Schedule "I(a)" attached hereto and incorporated herein (the "Existing Accounts"), shall be subject to the terms of this Agreement. XETA shall pay Americom a sum as set forth in that certain Purchase Agreement of even date herewith between the parties hereto (the "Purchase Agreement") in exchange for the incorporation of the Existing Accounts into this Agreement. Notwithstanding anything herein to the contrary, this Agreement shall be conditional upon and shall have no force and effect until such time as the purchase price for the Existing Accounts is paid by XETA to Americom pursuant to the terms of the Purchase Agreement.
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       2.     MARKETING ALLIANCE.  The parties agree that any offering of MCI
Services to be made by XETA or Americom pursuant to the LDCI Agreements shall be marketed to the customer under marketing plans jointly developed by XETA and Americom (the "MCI Services offering"). All contracts with the customer for the MCI Services offering developed hereunder (the "customer contracts") shall be entered into between XETA and the customer regardless of whether XETA or Americom is responsible for the sale. The commissions payable by MCI as generated by such contracts shall be shared by XETA and Americom in accordance with the terms of Section 7 below.

       3. XETA EQUIPMENT. Any call accounting or related equipment to be included in the MCI Services offering shall be provided by XETA. Title to all such equipment shall remain in XETA until such time as the customer contract provides, if at all, for the passage of title to the customer. It is understood and agreed that no commission will be paid to Americom by XETA for any XETA equipment which may be included in the MCI Services offering, and that any such equipment is hereby specifically excluded from the terms of any other agreement between XETA and Americom for the payment of commissions to Americom on the sale of XETA equipment.

       4.     TERM OF AGREEMENT.

       (a) Unless terminated earlier in accordance with Section 4(b) below, this Agreement shall be for an initial term of three (3) years from the date hereof (the "Initial Term") and shall automatically be renewed for one year terms annually thereafter (the "Renewal Terms"), unless either party shall notify the other in writing at least 90 days prior to the expiration of the Initial Term or any Renewal Term of its desire to terminate the Agreement at the end of such term. The Initial Term and any Renewal Term are collectively referred to herein as the "Term."

       (b) This Agreement shall terminate automatically and without notice upon the death of Robert A. Jones.

       5.     EXCLUSIVITY.

       (a) During the Term of this Agreement, Americom shall not promote or sell 0+ or 1+ services to any entity, or provide leads for such services to commercial customers, except for the MCI Services marketed pursuant to the LDCI Agreements. Notwithstanding the foregoing, nothing herein shall prohibit Americom from servicing its existing accounts for similar services offered through U.S. Long Distance as identified on Schedule I(b) attached hereto and incorporated herein (the "USLD Accounts"). Upon the expiration of the USLD Accounts, Americom shall promote the MCI Services to such customers, which accounts would then be subject to the terms of this Agreement.

       (b) During the Term of this Agreement, XETA shall not promote or sell 0+ or 1+ services to any entity, or provide leads for such services to commercial customers, except for the MCI Services marketed pursuant to the LDCI Agreements.




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       6.     RESPONSIBILITIES OF THE PARTIES.  The parties shall be
responsible for the following:

       (a) Americom shall use its best efforts to market the MCI Services throughout the term of this Agreement.

       (b) XETA shall receive from MCI and/or LDCI all commission payments earned under the LDCI Agreements and shall disburse such commission revenue to the customer, Americom and XETA respectively, in accordance with the terms of
the customer's contract with XETA and the terms of Section 7 below.   XETA
shall also (i) produce and distribute to the customer any reports which may be required under the customer contract to account to the customer for its portion of the commission revenue, and (ii) generate the "war room reports" set forth on Schedule II as may be required by the customer contract and submit such reports to Americom.

       (c) Americom shall deliver the war room reports produced by XETA to the customer and will provide the customer with an analysis of such report and will otherwise consult with and assist the customer in its evaluation and understanding of such report as may be requested by the customer or determined by XETA or Americom to be necessary and appropriate.

       (d) The responsibilities described in (b) and (c) above shall continue to be performed by the parties for as long as any customer contract signed during the Term hereof remains in effect, notwithstanding the termination of this Agreement.

       (e) Each party shall be responsible for its own costs and expenses incurred in connection with the performance of its marketing activities and duties under this Agreement (e.g., compensation of employees, marketing costs, travel, etc.), except as otherwise provided under Section 7(b)(v) below.

       7.     COMMISSION REVENUES AND DIVISION.

       (a) All revenues generated by (i) commission payments made by MCI and/or LDCI pursuant to the LDCI Agreements, including without limitation the PIF and all per call commissions, (ii) any start-up fees paid by the customer pursuant to the terms of the customer contract, and (iii) any other charges or fees paid by the customer pursuant to the terms of its customer contract, shall constitute and be referred to herein as the "Gross Commission Pool".

       (b) The following charges shall be deducted from the Gross Commission Pool on a monthly basis, and the balance remaining shall constitute the "Net Commission Pool":

              (i) Equipment charges as described in detail on Schedule III attached hereto and incorporated herein;

              (ii) Credits, if any, granted to the customer for future XETA equipment and/or services;




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              (iii)  Commissions paid to the customer pursuant to the customer contract, net of any amounts deducted from such commission payments pursuant to the terms of such contract;

              (iv) A war room report generation fee consisting of a one-time start-up fee per customer equal to $65.00 and a monthly fee per customer as determined in accordance with Schedule II attached hereto and incorporated herein; and

              (v) Any specific costs or expenses which the parties mutually agree to share and deduct from the Gross Commission Pool, such as those associated with specially designed marketing brochures, etc.

       (c) The Net Commission Pool shall be divided equally between XETA and Americom on a monthly basis, except as otherwise specifically provided pursuant to the terms of Section 4 of the Purchase Agreement.

       (d) XETA shall remit a check to Americom for its share of the Net Commission Pool by the 15th day of the month following the month during which Gross Commission revenues are actually received by XETA. Such check shall be accompanied by a written report detailing the calculation of the Net Commission Pool. In the event the Net Commission Pool is a negative number at the end of any month, one-half of such debit shall be deducted from Americom's share of future Net Commission Pool revenues; provided, however, that Americom shall not be liable to XETA for its share of any cumulative debit except from commissions earned by Americom pursuant to the terms of this Agreement.

       (e) Commission revenues generated by any customer contract signed during the Term of this Agreement and payable by MCI and/or LDCI pursuant to the LDCI Agreements shall continue to be collected and disbursed in accordance with the terms of this Section 7 notwithstanding the termination of this Agreement.

       8. STANDARDS OF CONDUCT. In performing marketing activities under this Agreement, the parties shall observe the highest standard of integrity and fair dealing with members of the public. Neither party will do anything which would tend to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of the other.

       9. INDEMNIFICATION. Each party (the "Indemnifying Party") shall indemnify, defend and hold the other (the "Indemnified Party") harmless from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense of any kind or character arising out of or attributed to (i) a breach or default by the Indemnifying Party under its LDCI Agreements, (ii) any negligent or wrongful act or omission of the Indemnifying Party in the performance of its marketing activities which are the subject of this Agreement or in the performance of its other responsibilities hereunder, or (iii) misrepresenting to customers the MCI Services or the XETA equipment or the terms under which the MCI Services and the XETA equipment are provided to the customer; provided, however, that the Indemnified Party shall within a reasonable time of becoming aware of any such claim, suit or proceeding, give notice of same to the Indemnifying Party. The Indemnifying Party shall be entitled to assume the defense thereof with counsel of its choice. The Indemnified Party shall have the right to employ its own




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counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has failed to assume the defense thereof and employ counsel; or (ii) the named parties to any such action (including impleaded parties) include XETA and Americom, and the Indemnifying Party shall have been advised by the Indemnified Party's counsel that there may be one or more legal defenses available to the Indemnified Party that may be different from or additional to those available to the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense of the Indemnified Party within twenty (20) days of being notified of the existence of a claim, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action; provided, however, that the Indemnified Party shall not pay, settle or compromise any such matter without prior consultation with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE.

       10. NOTICES. Notices to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly and properly given on the earlier of (a) the date such notice has been received or (b) five (5) days after deposit of such notice in the United States Mail, postage prepaid, to be delivered by certified mail, return receipt requested, addressed to the recipient party at the address given above or at such address as it may designate in writing from time to time.

       11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns; provided, however, that neither party may assign or otherwise transfer this Agreement or any of its interest herein without the prior and express written consent of the other party.

       12. CONTROLLING LAW AND ENTIRE AGREEMENT. This Agreement and the Schedules attached shall be governed by the laws of the State of Oklahoma.
This Agreement (including the attached Schedules) and the Purchase Agreement constitutes the entire Agreement between XETA and Americom with respect to the subject matter hereof; and supersedes all prior Agreements and representations, written or oral, concerning the subject matter herein. This Agreement cannot be changed or modified except by written amendment signed by both parties.

       IN WITNESS THEREOF, the parties have executed this Agreement on the day and year first written above.

"XETA"                             "Americom"

XETA Corporation, an Oklahoma      Americom Communications Services, Inc.,
corporation                        an Oklahoma corporation


By      /s/  Jack R. Ingram        By     /s/ Robert A. Jones
  --------------------------         ---------------------------
   Jack R. Ingram, President          Robert A. Jones, President




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